                               DATED DECEMBER 1999

                                     BETWEEN

                                    BOSS LTD.
                               STAVANGER SUN LTD.
                                   AS BORROWER

                       CHRISTIANIA BANK OG KREDITKASSE ASA
                          AS AGENT AND SECURITY TRUSTEE

                                       AND

                                     OTHERS

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                               AMENDMENT AGREEMENT
                                  RELATING TO A
                            JUNIOR FACILITY AGREEMENT
                              DATED 30 OCTOBER 1997
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                                CLIFFORD CHANCE

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THIS AGREEMENT is made on   December 1999

BETWEEN

(1) BOSS LTD and STAVANGER SUN LTD., both companies duly incorporated in the Cayman Islands each having its registered office at 3rd Floor, CIBC Financial Centre, PO Box 1234, George Town, Grand Cayman, Cayman Islands (the "BORROWERS", and singly a "BORROWER") acting jointly and severally;

(2) CHRISTIANIA BANK OG KREDITKASSE ASA as agent and security trustee for the Banks (the "AGENT"); and

(3)     THE BANKS (as defined in the Original Facility Agreement).

RECITALS

(A) The Banks made a facility available to the Borrowers pursuant to the Original Facility Agreement (as defined below) on the basis of certain projections and covenants. The total amount outstanding under the Original Facility Agreement as at the date hereof is $ .

(B) Due to restricted liquidity and the current earnings of the Vessels, the Banks have agreed to amend certain provisions of the Original Facility Agreement.

IT IS AGREED as follows.

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "AMENDED AGREEMENT" means the Original Facility Agreement, as amended by this Agreement.

        "EFFECTIVE DATE" means the date on which the Agent confirms to the Banks and the Borrower that it has received each of the documents listed in
        Schedule 1 (CONDITIONS PRECEDENT) in a form and substance satisfactory to the Agent.

        "ORIGINAL FACILITY AGREEMENT" means the Junior Facility Agreement dated 30 October 1997 between the Borrowers, the Agent, and others.

1.2     INCORPORATION OF DEFINED TERMS
        Terms defined in the Original Facility Agreement shall, unless otherwise defined herein, have the same meaning herein and the principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3     CLAUSES
        In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule hereof. Clause headings are for ease of reference only.

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2.      AMENDMENT

2.1     AMENDMENT OF THE ORIGINAL FACILITY AGREEMENT

        With effect from the Effective Date the Original Facility Agreement shall be amended as set out in Schedule 2 (AMENDMENTS TO ORIGINAL FACILITY AGREEMENT).

2.2     WAIVER

        The Finance Parties waive any Event of Default or Potential Event of Default which has been disclosed by the Borrower in writing to the Agent prior to the date hereof, PROVIDED THAT nothing herein shall affect the rights of the Finance Parties in respect of the occurrence of any other Event of Default or Potential Event of Default which has not been disclosed by the Borrower in writing prior to the date hereof or which arises on or after the date hereof.

3.      REPRESENTATIONS

        The Borrowers make the representations set out in Clause 12 of the Original Facility Agreement as if each reference therein to "this Agreement" or "the Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

4.      CONTINUITY AND FURTHER ASSURANCE

4.1     CONTINUING OBLIGATIONS

        The provisions of the Facility Document shall, save as amended hereby, continue in full force and effect.

4.2     FURTHER ASSURANCE

        Each of the Borrowers shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.      FEES, COSTS AND EXPENSES

5.1     RESTRUCTURING FEE

        The Borrowers shall pay to the Agent, for the account of the Banks, a restructuring fee in the amount of $10,000.

5.2     TRANSACTION EXPENSES

        The Borrowers shall, from time to time on demand of the Agent, reimburse the Agent and each of the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement, any other document referred to in this Agreement and the completion of the transactions herein contemplated.

5.3     PRESERVATION AND ENFORCEMENT OF RIGHTS

        The Borrowers shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Banks, the Agent or the Security Trustee under this Agreement and any other document referred to in this Agreement.

5.4     STAMP TAXES

        The Borrowers shall pay all stamp, registration and other taxes to which this Agreement, any other document referred to in this Agreement or any judgment given in connection herewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Banks, the Agent or the Security Trustee against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

6.      MISCELLANEOUS

6.1     INCORPORATION OF TERMS

        The provisions of clause 28 (REMEDIES AND WAIVER), clause 29 (PARTIAL INVALIDITY), clause 31 (LAW) and clause 32 (JURISDICTION) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full herein and as if references therein to "this Agreement" or "the Facility Documents" are references to this Agreement.

6.2     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT

1.      In relation to each Borrower:

        (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by a duly authorised officer of such Borrower, certifying that, as at the date hereof, there has been no change to the constitutional documents delivered by such Borrower pursuant to the Original Facility Agreement;

        (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an a duly authorised officer of a board resolution of such Borrower approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Borrower pursuant hereto; and

        (c) a certificate of a duly authorised officer of such Borrower setting out the names and signatures of the persons authorised to sign, on behalf of such Borrower, this Agreement and any documents to be delivered by such Borrower pursuant hereto.

2. A copy, certified a true copy by or on behalf of each Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Borrower's jurisdiction of incorporation and to enable each Borrower to perform its obligations hereunder.

3. An opinion of the Banks' Counsel in the jurisdiction of incorporation of each Borrower and the jurisdiction of the flag of the Vessels satisfactory in form and substance to the Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

4. Evidence satisfactory to the Banks that the partners in the limited partnership Stavanger Sun Ltd. have made an additional capital contribution of a minimum of $1,250,000 which has been paid into Boss Ltd's Earnings Account, $825,000 (or such other amount as agreed between the Borrowers and the Banks) of which will be paid into Boss Ltd's Retention Account and may be released only for application in or towards the imminent dry docking expenses to be incurred in respect of MT Stavanger Sun, $175,000 (or such other amount as agreed between the Borrowers and the Banks) of which will remain in Boss Ltd's Earnings Account and $250,000 of which will be applied (in such proportions as the Agent shall require) in part payment of the repayment instalments due on 30 October 1998, 30 April 1999 and 31 July 1999 under the Senior Facility Agreement.

5. Evidence satisfactory to the Banks that the partners in the limited partnership Boss Ltd. have made an additional capital contribution of a minimum of $1,250,000 which has been paid into Boss Ltd's Earnings Account, $650,000 (or such other amount as agreed between the Borrowers and the Banks) of which will be paid into Boss Ltd's Retention Account and may be released only for application in or towards the imminent dry docking expenses to be incurred in respect of the MT Boss, $350,000 (or such other amount as agreed between the Borrowers and the Banks) of which will remain in Boss Ltd's Earnings Account and $250,000 of which will be applied (in such proportions as the Agent shall require) in part payment of the repayment instalments due on 30 October 1998, 30 April 1999 and 31 April 1999 under the Senior Facility Agreement.

6. Payment of the restructuring fee pursuant to Clause 5.1 and the Banks' legal fees pursuant to Clause 5.2.

                                   SCHEDULE 2

                    AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

1. The definition of "MARGIN" at clause 1.1 of the Original Facility Agreement shall be amended to read as follows:

        "MARGIN" means:

        (i) for any period during which the ratio of the Fair Market Value of the Vessels to the Loan under the Senior Facility Agreement is less than 140%, three and one quarter per cent (3 1/4%) per annum; and

        (ii)    at any other time, three per cent (3%) per annum.

2. The reference to the various percentages in clause 9.4 (PREPAYMENT FEE) shall be deleted and replaced as follows:

2.1     in clause 9.4(b) "5.5%" shall be replaced with "6.5%";

2.2     in clause 9.4(c) "4.0%" shall be replaced with "5.0%";

2.3     in clause 9.4(d) "2.5%" shall be replaced with "3.5%"; and

2.4     in clause 9.4(e) "1.0%" shall be replaced with "2.0%".

3.      A new clause 8.3 shall be added as follows:

        (a) The Excess Cash Amount as defined in Clause 9.7 of the Senior Facility Agreement shall be applied towards accrued non-paid interest under this Agreement.

        (b) If at any time prior to 31 December 2000, there is insufficient Excess Cash Amount to pay the total amount of accrued interest due at the end of that Interest Period, the accrued non-paid interest at the end of that Interest Period shall roll-up and be added to and form part of the principal amount of the Advance for the next Interest Period.

        (c) On and from 31 December 2000 there shall be no rolling-up of interest and each Borrower shall pay interest on the Loan in accordance with Clause 8.1."

4.      A new clause 13.7 shall be added as follows:

        "13.7   OTHER INFORMATION

                Each Borrower shall provide at such intervals and in such form as the Agent may from time to time require, reports on its liquidity and working capital status including any unforeseen revenue or expenses."

5. The reference at clause 14.1 (FAIR MARKET VALUE OF VESSELS) of the Original Facility Agreement to the Fair Market Value of the Vessels being at least 140% of the Loan under the Senior Facility Agreement shall be amended such that the Borrowers shall be obliged to meet the following ratios during the following periods:


        Period                                                Ratio
        From the date of this Agreement to 30 June 2000       100%

        From 1 July 2000 to 31 December 2000                  110%

        Thereafter                                            140%

6.      Clause 14.2 shall be deleted and replaced with the following:

        "FREE CASH BALANCE

        The Borrowers shall between them maintain at all times a Free Cash Balance of an amount in dollars equal to the Minimum Amount".

7.      Clause 14.4 shall be deleted and replaced with the following:

        "For the purposes of Clause 14.2

        "FREE CASH BALANCE" means at any relevant time the aggregate of all dollar denominated sums standing to the credit of the Borrowers' respective Earnings Account including any prepaid Earnings, but less any capital (being the amount of any repayment instalment, together with interest, due on the next Repayment Date) and operating costs (including docking costs) as reflected in the Borrowers' latest financial statements delivered to the Agent pursuant to Clause 13 (INFORMATION COVENANTS) for the period to which such prepaid Earnings relate.

        "EARNINGS" has the meaning given to it in the Assignments of Earnings and Insurances.

        "MINIMUM AMOUNT" means, subject to the proviso below;

        (i) when both Vessels are employed under an Existing Time Charter, $500,000;

        (ii) when one Vessel is employed under an Existing Time Charter, $750,000; and

        (iii) when neither Vessel is employed under an Existing Time Charter, $1,000,000 provided always that until 31 December 2000, the Minimum Amount shall, in any event, be $500,000.

        "EXISTING TIME CHARTER" means any time charter which is continuing in full force and effect and under which both parties are continuing to fulfil their obligations as and when they fall due."

                                   SIGNATURES

                                  THE BORROWERS

BOSS LTD.

By:

STAVANGER SUN LTD.

By:

THE AGENT

CHRISTIANIA BANK OG KREDITKASSE ASA

By:

THE SECURITY TRUSTEE

CHRISTIANIA BANK OG KREDITKASSE ASA

By:

THE BANKS

CHRISTIANIA BANKS OG KREDITKASSE ASA

By:

FOKUS BANK ASA

By: